         As filed with the Securities and Exchange Commission on June ____, 2001
                                                      Registration No. _________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  SYBASE, INC.
               (Exact name of issuer as specified in its charter)

        DELAWARE                                         94-2951005
(State of incorporation)                       (IRS Employer Identification No.)

                              6475 Christie Avenue
                          Emeryville, California 94608
                    (Address of Principal Executive Offices)

                                 1996 STOCK PLAN
                            2001 DIRECTOR OPTION PLAN
      NEW ERA OF NETWORKS, INC. AMENDED AND RESTATED 1995 STOCK OPTION PLAN
    NEW ERA OF NETWORKS, INC. AMENDED AND RESTATED 1997 DIRECTOR OPTION PLAN
          NEW ERA OF NETWORKS, INC. 1998 NONSTATUTORY STOCK OPTION PLAN
                CENTURY ANALYSIS INC. 1996 EQUITY INCENTIVE PLAN
                    CONVOY CORPORATION 1997 STOCK OPTION PLAN
                    MICROSCRIPT, INC. 1997 STOCK OPTION PLAN
                            (Full title of the plans)

                                 Daniel R. Carl
                  Vice President, General Counsel and Secretary
                                  SYBASE, INC.
                              6475 Christie Avenue
                          Emeryville, California 94608
                     (Name and address of agent for service)

                                 (510) 922-3500
          (Telephone number, including area code, of agent for service)

                                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Title of                                   Amount           Proposed Maximum       Proposed Maximum      Amount of
Securities to                              to be            Offering Price Per     Aggregate Offering    Registration
be Registered                              Registered (1)   Share (2)              Price (2)             Fee.
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value

- To be issued under
  1996 Stock Plan                              4,000,000      $  15.28             $ 61,120,000          $ 15,280.00

- To be issued under
  2001 Director Option Plan                      300,000      $  15.28             $  4,584,000          $  1,146.00

- To be issued under
  New Era 1995 Stock Option Plan (3)           1,342,715      $  15.28             $ 20,516,685          $  5,129.17

- To be issued under
  New Era 1997 Director Option Plan (3)           59,242      $  15.28             $    905,218          $    226.30

- To be issued under
  New Era 1998 Nonstatutory Plan (3)           1,382,658      $  15.28             $ 21,127,014          $  5,281.75

- To be issued under
  CAI 1996 Equity Incentive Plan (3)               5,993      $  15.28             $     91,573          $     22.89

- To be issued under
  Convoy 1997 Stock Option Plan (3)                4,701      $  15.28             $     71,831          $     17.95

-  To be issued under
   Microscript 1997 Stock Option Plan (3)            689      $  15.28             $     10,528          $      2.63

                     TOTAL                     7,095,998      $  15.28             $108,426,849          $ 27,106.71
----------------------------------------------------------------------------------------------------------------------

(1) No plan interests are being registered pursuant to Rule 416 (c) under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange on June 18, 2001.

(3) Pursuant to an Agreement and Plan of Merger (the "New Era Agreement") dated as of February 20, 2001, among the Registrant, New Era of Networks, Inc. ("New Era") and Neel Acquisition Corp., as amended June 15, 2001, the Registrant assumed all of the outstanding options to purchase common stock of New Era under its stock option plans (the "New Era Assumed Options"), with appropriate adjustments to the number of shares and exercise price of each New Era Assumed Option to reflect the ratio at which the common stock of New Era was converted into common stock of the Registrant under the Agreement. The New Era Assumed Options include options granted under New Era's Amended and Restated 1995 Stock Option Plan, Amended and Restated 1997 Director Option Plan, and 1998 Nonstatutory Stock Option Plan, as well as under three plans which New Era assumed by acquisition of other companies. The plans assumed by New Era include the Century Analysis Inc. 1996 Equity Incentive Plan, the Convoy Corporation 1997 Stock Option Plan, and the Microscript, Inc. 1997 Stock Option Plan.

                                  SYBASE, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

        1. The Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 2000, as amended by a Form 10-K/A filed April 4, 2001, and by a Form 10-K/A filed April 19, 2001, filed pursuant to Section 13 of the Exchange Act of 1934, as amended (the "Exchange Act").

        2. The Registrant's definitive proxy statement dated April 12, 2001, as amended, in connection with the Registrant's Annual Meeting of Stockholders held May 24, 2001, filed pursuant to Section 14 of the Exchange Act.

        3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed pursuant to Section 13 of the Exchange Act.

        4. The description of the Registrant's Common Stock contained in the Registrant's Form 8-A (File No. 0-19395), as amended, as declared effective by the Commission on August 13, 1991.

        5. The description of the Registrant's Preferred Share Purchase Plan and Series A Participating Preferred Stock filed as Exhibits 1, 2 and 3 to the Registrant's Form 8-A/A filed with the Commission on November 14, 1996.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Counsel for the Registrant, Teresa D. Chuh, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with plans described herein, be legally and validly issued, fully paid and non-assessable. Ms. Chuh, who participated in the preparation of this Registration Statement, is an employee of the Registrant, and beneficially owns shares of the Registrant's Common Stock through participation in the Registrant's employee stock option plans including Registrant's 1996 Stock Plan.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). Article TENTH of the

Registrant's Certificate of Incorporation and Article VI of the Bylaws of the Registrant provide for the indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Registrant, as well as persons who serve at the request of the Registrant as directors, officers, employees or agents of another enterprise. In addition, the Registrant has entered into agreements with its officers and directors which require the Registrant to indemnify its officers and directors to the maximum extent allowed under Delaware law.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Exhibit
         Number                   Description
         ------                   -----------
         4.1       1996 Stock Plan, as amended May 24, 2001, and June 6, 2001

         4.2       2001 Director Option Plan

         4.3       New Era of Networks, Inc. Amended and Restated 1995 Stock
                   Option Plan

         4.4       New Era of Networks, Inc. Amended and Restated 1997 Director
                   Option Plan

         4.5       New Era of Networks, Inc. 1998 Nonstatutory Stock Option Plan

         4.6       Century Analysis Inc. 1996 Equity Incentive Plan

         4.7       Convoy Corporation 1997 Stock Option Plan

         4.8       Microscript, Inc. 1997 Stock Option Plan

         5.1 Opinion of counsel as to legality of securities being registered

         23.1      Consent of Ernst & Young LLP, Independent Auditors

         23.2      Consent of counsel (contained in Exhibit 5.1)

         24.1      Power of Attorney (see page II-4)

Item 9.  Undertakings

         A.    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on June 19, 2001.

                                        SYBASE, INC.

                                        By: /S/ JOHN S. CHEN
                                            ------------------------------------
                                        John S. Chen, Chairman of the Board,
                                        Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John S. Chen, Pieter Van der Vorst and Teresa D. Chuh, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                                       Date
---------                           -----                                       ----
/S/ JOHN S. CHEN                    Chairman of the Board,                      June 19, 2001
------------------------------      Chief Executive Officer
(John S. Chen)                      (Principal Executive Officer),
                                    President and Director

/S/ PIETER VAN DER VORST            Vice President and                          June 19, 2001
------------------------------      Chief Financial Officer
(Pieter Van der Vorst)              (Principal Financial Officer)

/S/MARTIN J. HEALY                  Vice President and                          June 19, 2001
------------------------------      Corporate Controller
(Martin J. Healy)                   (Principal Accounting Officer)

/S/ RICHARD C. ALBERDING            Director                                    June 19, 2001
------------------------------
(Richard C. Alberding)

/S/ CECILIA CLAUDIO                 Director                                    June 19, 2001
------------------------------
(Cecilia Claudio)

/S/ L. WILLIAM KRAUSE               Director                                    June 19, 2001
------------------------------
(L. William Krause)

/S/ ALAN B. SALISBURY               Director                                    June 19, 2001
------------------------------
(Alan B. Salisbury)

/S/ ROBERT P. WAYMAN                Director                                    June 19, 2001
------------------------------
(Robert P. Wayman)

/S/ LINDA K. YATES                  Director                                    June 19, 2001
------------------------------
(Linda K. Yates)

                                  EXHIBIT INDEX

      Exhibit
      Number                      Description
      ------                      -----------
      4.1          1996 Stock Plan, as amended May 24, 2001, and June 6, 2001

      4.2          2001 Director Option Plan

      4.3          New Era of Networks, Inc. Amended and Restated 1995 Stock
                   Option Plan

      4.4          New Era of Networks, Inc. Amended and Restated 1997 Director
                   Option Plan

      4.5          New Era of Networks, Inc. 1998 Nonstatutory Stock Option Plan

      4.6          Century Analysis Inc. 1996 Equity Incentive Plan

      4.7          Convoy Corporation 1997 Stock Option Plan

      4.8          Microscript, Inc. 1997 Stock Option Plan

      5.1 Opinion of counsel as to legality of securities being registered

      23.1         Consent of Ernst & Young LLP, Independent Auditors

      23.2 (1)     Consent of counsel

      24.1 (2)     Power of Attorney


(1)   See Exhibit 5.1

(2)   See page II-4 of Registration Statement on Form S-8.